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                                                                     EXHIBIT 10D



                       HEALTHCARE LIABILITY EXCESS OF LOSS
                              REINSURANCE CONTRACT
                           EFFECTIVE: JANUARY 1, 2002

                                    issued to

                        Midwest Medical Insurance Company
                             Minneapolis, Minnesota




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                                TABLE OF CONTENTS


    ARTICLE                                                                                                   Page

           I      Classes of Business Reinsured                                                                 1
          II      Commencement and Termination                                                                  2
         III      Territory                                                                                     4
          IV      Exclusions                                                                                    4
           V      Retention and Limit                                                                           5
          VI      Definitions                                                                                   8
         VII      Claims and Loss Adjustment Expense                                                           10
        VIII      Subrogation                                                                                  11
          IX      Reinsurance Premium                                                                          11
           X      Commission Coverages B and C                                                                 12
          XI      Profit Sharing Coverages A, D and E                                                          13
         XII      Offset                                                                                       14
        XIII      Access to Records (BRMA 1D)                                                                  14
         XIV      Net Retained Lines (BRMA 32B)                                                                14
          XV      Errors and Omissions (BRMA 14F)                                                              15
         XVI      Currency (BRMA 12A)                                                                          15
        XVII      Taxes (BRMA 50B)                                                                             15
       XVIII      Federal Excise Tax (BRMA 17A)                                                                15
         XIX      Unauthorized Reinsurers                                                                      16
          XX      Insolvency                                                                                   17
         XXI      Arbitration (BRMA 6M)                                                                        18
        XXII      Service of Suit (BRMA 49C)                                                                   19
       XXIII      Intermediary (BRMA 23A)                                                                      19
                  Schedule A

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                       HEALTHCARE LIABILITY EXCESS OF LOSS
                              REINSURANCE CONTRACT
                           EFFECTIVE: JANUARY 1, 2002

                                    issued to

                        Midwest Medical Insurance Company
                             Minneapolis, Minnesota
                   (hereinafter referred to as the "Company")

                                       by

                   The Subscribing Reinsurer(s) Executing the
                     Interests and Liabilities Agreement(s)
                                 Attached Hereto
                  (hereinafter referred to as the "Reinsurer")



ARTICLE I - CLASSES OF BUSINESS REINSURED

A. By this Contract the Reinsurer agrees to reinsure the excess liability which may accrue to the Company under its policies, contracts and binders of insurance or reinsurance (hereinafter called "policies") issued or renewed on or after the effective date hereof, and classified by the Company as follows:

         1. Professional Liability business written on a claims made basis as respects physicians, surgeons, dentists and ancillary health care professionals;

         2. General Liability business written on an occurrence basis and Employee Benefits Administration Liability business written on a claims made basis both as respects physicians, surgeons, dentists and ancillary health care professional entities; and

         3. Primary and Umbrella Excess Health Care Systems and Facilities Professional Liability business written on a claims made basis, related General Liability business written on an occurrence basis, and related Employee Benefits Administration Liability business written on a claims made basis; it being understood that the combination of the Company's primary and umbrella/excess policies issued to any one health care system or facility shall be considered one policy. It is further understood that the umbrella excess business covered hereunder shall be written in excess of the following primary coverages:

                  a. Professional and General Liability insurance with minimum limits of liability of $1,000,000 as respects each claim or each occurrence (as applicable) and in the aggregate;





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                  b.       Automobile Liability insurance with minimum limits of
                           liability of $500,000 as respects each accident, combined single limit;

                  c. Employers Liability insurance written under Workers' Compensation and Employers Liability policies with minimum limits of liability of $100,000 as respects each accident bodily injury by accident, $500,000 as respects policy limit bodily injury by disease, and $100,000 as respects each employee bodily injury by disease;

                  d. Helipad Liability insurance with minimum limits of liability of $1,000,000 as respects each accident and in the aggregate; and

                  e. Non-owned Aircraft insurance with minimum limits of liability of $5,000,000 as respects each accident and in the aggregate.

         4. Managed Care Liability insurance, including Directors and Officers Liability and Employment Practices Liability business written on a claims made basis;

         in accordance with the Company original policies and subject to the terms, conditions and limitations hereinafter set forth.

B. The Company may issue prior acts and extended reporting coverage in accordance with its original policies. Any claim under extended reporting coverage shall be deemed to have been reported on the day the original policy expired or was canceled. Premium, if any, for such extended reporting coverage period shall be considered fully earned by the Reinsurer on the last full day the original policy was in force.


ARTICLE II - COMMENCEMENT AND TERMINATION

A. This Contract shall become effective on January 1, 2002, with respect to claims made against or reported to the Company on or after that date as respects policies allocated to underwriting years commencing on or after that date (or, as respects policies written on an occurrence basis, losses occurring under policies allocated to underwriting years commencing on or after that date), and shall continue in force thereafter until terminated.

B. Either party may terminate this Contract on any December 31 by giving the other party not less than 90 days prior notice by certified mail.

C. Further, the Company may terminate this Contract or the share of a Subscribing Reinsurer at any time by giving the Subscribing Reinsurer not less than 10 days prior written notice in the event any of the following circumstances occur:





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         1.       The Subscribing Reinsurer's policyholders' surplus at the
                  inception of any underwriting year has been reduced by more than 25.0% of the amount of surplus 12 months prior to that date; or

         2. The Subscribing Reinsurer's policyholders' surplus at any time during any underwriting year has been reduced by more than 25.0% of the amount of surplus at the date of the Subscribing Reinsurer's most recent financial statement filed with regulatory authorities and available to the public as of the inception of this Contract; or

         3. The Subscribing Reinsurer's A.M. Best's rating has been assigned or downgraded below A- and/or Standard and Poor's rating is assigned or downgraded below A; or

         4. The Subscribing Reinsurer has become merged with, acquired by or controlled by any other company, corporation or individual(s) not controlling the other party's operations previously; or

         5. A State Insurance Department or other legal authority has ordered the Subscribing Reinsurer to cease writing business; or

         6. The Subscribing Reinsurer has become insolvent or has been placed into liquidation or receivership (whether voluntary or involuntary) or proceedings have been instituted against the Subscribing Reinsurer for the appointment of a receiver, liquidator, rehabilitator, conservator or trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or control of its operations; or

         7. The Subscribing Reinsurer has ceased assuming new and renewal property and casualty treaty reinsurance business.

D. Unless the Company elects to reassume the ceded unearned premium in force on the effective date of termination, and so notifies the Reinsurer prior to or as promptly as possible after the effective date of termination, reinsurance hereunder on business in force on the effective date of termination shall remain in full force and effect until expiration, cancellation or next premium anniversary of such business, whichever first occurs, but in no event beyond 12 months, plus odd time and plus any extension of coverage for extended reporting coverage, following the effective date of termination.

E. "Underwriting year" as used herein shall mean the period from January 1, 2002 through December 31, 2002, and each subsequent 12-month period (or portion thereof) shall be a separate underwriting year. All premiums and losses from policies allocated to an underwriting year shall be credited or charged, respectively, to such underwriting year, regardless of the date said premiums earn or such losses occur. It is understood that a policy will be allocated to the underwriting year which is in effect as of:

         1. As respects all new policies, the effective date of such policies;




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         2.       As respects renewals of one year or less term policies, the renewal date of such policies;

         3. As respects continuous or greater than one year term policies, the premium anniversary date of such policies.

         Such policies shall remain in the same underwriting year, as originally allocated, until the next renewal date or premium anniversary date, at which time such policies shall be reallocated to the underwriting year in effect as of such date as provided in subparagraphs 2 and 3 above.


ARTICLE III - TERRITORY

This Contract shall be worldwide in its geographical scope.


ARTICLE IV - EXCLUSIONS

A. This Contract does not apply to and specifically excludes the following:

         1. Reinsurance assumed by the Company under obligatory reinsurance agreements, except policies written at the request of the Company and 100% reinsured by the Company.

         2.       Business written by the Company above self-insured retentions
                  (SIRs).

         3.       Business written on a co-indemnity basis.

         4.       Any business obtained through Company merger or acquisition.

         5. Terrorism under the Healthcare System General Liability Coverage Part of any Healthcare System Liability Protection Policy written by the Company and issued or renewed on or after July 1, 2002, which does not contain the terrorism exclusions and definition as set forth in ISO Commercial General Liability Coverage Endorsement GG 21 69 01 02 (as conditionally approved by the jurisdictions in which the risks to which this exclusion applies are located). If the Company implements a definition or exclusion different from those of ISO, as conditionally approved, such definition or exclusion will be deemed a suitable substitute provided the Company has submitted the wording to the Reinsurer and received the Reinsurer's prior approval.

                  In the event a Federal terrorism cover is implemented, the Company reserves the right to negotiate the terms of this exclusion to coincide with the aforementioned Federal terrorism cover. This in no way implies that any Federal terrorism cover would automatically supercede the current terms of this Contract.




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         6.       Nuclear risks as defined in the "Nuclear Incident Exclusion
                  Clause - Liability - Reinsurance (U.S.A.)," the "Nuclear Incident Exclusion Clause - Liability - Reinsurance (Canada)" and the "Nuclear Energy Risks Exclusion Clause - Reinsurance (Worldwide excluding U.S.A. and Canada)" attached to and forming part of this Contract. However, this exclusion shall not apply to nuclear exposures emanating from health care facilities.

         7. Liability as a member, subscriber or reinsurer of any pool, syndicate or association.

         8. All liability of the Company arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. "Insolvency fund" includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, however denominated, established or governed, which provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claims, debt, charge, fee or other obligation in whole or in part.

         9. Loss or damage caused by or resulting from war, invasion, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, or martial law or confiscation by order of any government or public authority, but this exclusion shall not apply to loss or damage covered under a standard policy with a standard War Exclusion Clause.

         10. Pollution under any General Liability policy written by the Company which does not contain the pollution exclusion set forth in ISO Commercial General Liability Coverage Form CG 00 01 (Ed. 11/88) or as subsequently amended; however, this exclusion does not apply to any risk located in a jurisdiction which has not approved the Insurance Services Office exclusion or where other regulatory constraints prohibit the Company from implementing such exclusion nor to coverage provided under the Company's Limited Pollution Coverage endorsement. If the Company elects to implement an exclusion different from that of ISO, such exclusion will be deemed a suitable substitute provided the Company has submitted the wording to the Reinsurers and received the Reinsurers' prior approval.

B. Business falling within the scope of one or more of the exclusions set forth in paragraph A may be submitted to the Reinsurer for special acceptance and, if accepted by the Reinsurer, shall be subject to all the terms of this Contract except as modified by the special acceptance.


ARTICLE V - RETENTION AND LIMIT

A. COVERAGE A: As respects all business covered hereunder, except the business set forth in subparagraph 4 of paragraph A of Article I, the Company shall retain and be liable for the






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         first $1,000,000 of ultimate net loss as respects each insured, each claim or occurrence. The Reinsurer shall then be liable for the amount by which such ultimate net loss exceeds the Company's retention, but the liability of the Reinsurer for ultimate net loss shall not exceed $1,000,000 as respects each insured, each claim or occurrence.

B. COVERAGE B: As respects all business covered hereunder, except the business set forth in subparagraph 4 of paragraph A of Article I, the Company shall retain and be liable for the first amount of ultimate net loss as follows:

         1. As respects policies with limits of $2,000,000 each claim or occurrence and $4,000,000 in the annual aggregate, or greater, $2,000,000 each insured, each claim or occurrence and $4,000,000 each insured in the annual aggregate;

         2. As respects General Liability policies or coverages with limits of $2,000,000 each occurrence and in the annual aggregate, or greater, $2,000,000 each insured, each occurrence and in the annual aggregate.

         The Reinsurer shall then be liable for the amount by which such ultimate net loss exceeds the Company's retention, but the liability of the Reinsurer for ultimate net loss shall not exceed $10,000,000 as respects each insured, each claim or occurrence and in the annual aggregate.

C. COVERAGE C: As respects the business set forth in subparagraph 4 of paragraph A of Article I, the Company shall retain and be liable for the first $100,000 of ultimate net loss as respects each insured, each claim. The Reinsurer shall then be liable for the amount by which such ultimate net loss exceeds the Company's retention, but the liability of the Reinsurer for ultimate net loss shall not exceed $900,000 as respects each insured, each claim.

D. COVERAGE D: As respects all business covered hereunder, the Company shall retain and be liable for the following:

         1. As respects each loss event not involving a hospital insured, the first $1,500,000 of ultimate net loss; or

         2. As respects each loss event involving a hospital insured, the first $1,500,000 of ultimate net loss attributable to the non-hospital insured(s), plus the ultimate net loss, if any, attributable to the hospital insured(s); however the Company's retention shall not exceed $2,000,000 ultimate net loss as respects any one loss event involving a hospital insured.

         The Reinsurer shall then be liable for the amount by which ultimate net loss exceeds the Company's applicable retention, but the liability of the Reinsurer for ultimate net loss shall not exceed $5,000,000 as respects any one loss event.

         It is understood that recoveries under individual facultative reinsurance and under Coverages A and B of this Article shall inure to the benefit of Coverage D.



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E.       COVERAGE E: The Company shall retain and be liable for the first
         $1,000,000 of the following as respects any one loss event:

         1. The Company's retention of ultimate net loss under Coverages A and/or C above, it being understood that any reinsurance recoveries under Coverage A or C shall not be considered when determining the Company's retention for purposes of this Coverage; and then

         2. Any loss in excess of policy limits and/or extra contractual obligations (as defined in Article VI).

         The Reinsurer shall then be liable for the amount of loss in excess of policy limits and/or extra contractual obligations which exceeds the Company's retention under Coverage E, but the liability of the Reinsurer shall not exceed $5,000,000 as respects loss in excess of policy limits and/or extra contractual obligations arising out of any one loss event.

F. As respects Coverages D and E hereunder, the maximum amount recoverable from the Reinsurer hereunder on a combined basis shall be $5,000,000 as respects any one loss event.

G. In the event the Company suffers losses arising out of the same loss event under two or more underwriting years as defined under this Contract or the Company's prior contracts, which also provide for the prorating of the Company's retention and the Reinsurer's limit of liability in the same manner, or any renewals of this Contract, the Company's retention with respect to each underwriting year shall be reduced to that percentage of the Company's retention which the Company's losses under policies allocated to that underwriting year bear to the Company's total losses arising out of that loss event. The limit of the Reinsurer's liability shall be prorated in the same manner.

H. As respects Healthcare Systems General Liability Coverage written by the Company, the maximum amount of ultimate net loss recoverable from all claims, occurrences and loss events directly or indirectly arising out of, relating to, or in connection with exposure to or the manifestation, release, dispersal, seepage, migration, discharge, appearance, presence, reproduction, or growth of mold, mildew, spores, mycotoxins, fungi, organic pathogens or other micro organisms of any type, nature or description shall be $5,000,000 any one underwriting year. This limit shall not apply to any claim, occurrence or loss event directly or indirectly arising out of, relating to, or in connection with the use of mold, mildew, spores, mycotoxins, fungi, organic pathogens or other microorganisms of any type, nature or description in connection with the rendering of professional services.

I. As respects Healthcare Systems General Liability Coverage written by the Company on policies issued or renewed during the period from January 1, 2002 through June 30, 2002, both days inclusive, the maximum amount of ultimate net loss recoverable from all claims, occurrences and loss events arising out of terrorism (as defined in accordance with ISO Commercial General Liability Coverage Endorsement GG 21 69 01 02 as conditionally approved by the jurisdictions in which the applicable risks are located) shall be $5,000,000.





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ARTICLE VI - DEFINITIONS

A. "Ultimate net loss" as used herein is defined as the sum or sums (including deductibles of $250,000 or less paid by the Company or the insured and any loss adjustment expense, as hereinafter defined, which reduces the Company's limit of liability under the policy involved) paid or payable by the Company in settlement of claims and in satisfaction of judgments rendered on account of such claims, after deduction of all salvage, all recoveries and all claims on inuring insurance or reinsurance, whether collectible or not. Nothing herein shall be construed to mean that losses under this Contract are not recoverable until the Company's ultimate net loss has been ascertained.

B. "Loss in excess of policy limits" and "extra contractual obligations" as used herein shall be defined as follows:

         1. "Loss in excess of policy limits" shall mean 90.0% of any amount paid or payable by the Company in excess of its policy limits, but otherwise within the terms of its policy, such loss in excess of its policy limits having been incurred because of, but not limited to, failure by the Company to settle within the policy limits or by reason of the Company's alleged or actual negligence or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of an action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such an action.

         2. "Extra contractual obligations" shall mean 90.0% of any punitive, exemplary, compensatory or consequential damages paid or payable by the Company, not covered by any other provision of this Contract and which arise from the handling of any claim on business subject to the Contract, such liabilities arising because of, but not limited to, failure by the Company to settle within the policy limits or by reason of the Company's alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of an action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such an action. An extra contractual obligation shall be deemed, in all circumstances, to have occurred on the same date as the loss covered or alleged to be covered or alleged to be covered under the policy.

         Notwithstanding anything stated herein, this Contract shall not apply to any loss in excess of policy limits or any extra contractual obligation incurred by the Company as a result of any fraudulent and/or criminal act by any officer or director of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

C. "Insured" as used herein shall mean any party or parties provided with a separate policy limit by the Company.

D. "Occurrence" shall have the same meaning as the term occurrence, claim, medical incident, wrongful act or such similar term, as applicable, under the Company's policy forms.




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E.       "Loss event" as used herein shall mean each accident, occurrence, medical incident, wrongful act or series of accidents, occurrences, medical incidents or wrongful acts arising out of one event, whether involving one or several of the Company's policies or insureds. All bodily injury or property damage arising out of continuous or repeated exposure to substantially the same general conditions shall be considered as arising out of one event, whether involving one or several of the Company's policies or insureds. The date of the loss event shall be deemed to be the following:

         1. As respects a loss involving one or more coverages written on an occurrence basis, the date on which bodily injury or property damage occurs;

         2. As respects a loss involving one or more coverages written on a claims-made basis, the date when the claim is first made in accordance with the policy terms, and any related claims reported subsequent to such date shall be included in such loss. However, if the claim is first made during an extended reporting period, the date of the loss event shall be deemed to be the last day of the policy period;

         3. As respects a loss involving one or more coverages written on an occurrence basis and one or more coverages written on a claims-made basis, the date on which bodily injury or property damage occurs, and any related claims reported subsequent to such date shall be included in such loss whether they are covered under occurrence or claims-made policies.

F. "Loss adjustment expense" as used herein shall mean expenses assignable to the appraisal, adjustment, settlement, litigation, investigation, defense and/or appeal of specific claims, regardless of how such expenses are classified for statutory reporting purposes. Loss adjustment expense shall include, but not be limited to interest on judgments, legal expenses, costs incurred in connection with coverage questions and legal actions connected thereto and declaratory judgment expense, as outlined below, but shall not include other salaries and expenses of the Company's employees or office and normal overhead expenses.

G. "Declaratory judgment expense" as used herein shall mean all court costs, attorney's fees and expense incurred by the Company in contesting insurance coverage on policies reinsured hereunder and shall be further limited as follows:

         1. Expenses associated with unsuccessful actions shall constitute loss adjustment expense;

         2. Expenses associated with successful or compromised actions shall be recoverable at 80.0% and shall be subject to a $75,000 deductible per action, which shall be retained by the Company.

         Declaratory judgment expenses shall be deemed to have occurred on the same date as the loss covered or alleged to be covered under the policy.

         It is understood and agreed the maximum reinsurance recovery, as respects all declaratory judgment expense arising out of all business reinsured hereunder, shall be limited to $1,000,000 for each underwriting year.



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ARTICLE VII - CLAIMS AND LOSS ADJUSTMENT EXPENSE

A. Whenever a claim is reserved by the Company for an amount greater than $500,000 and/or whenever a claim appears likely to result in a claim under this Contract, the Company shall notify the Reinsurer. All cases of serious injury which, regardless of considerations of liability or coverage, in the opinion of the Company, might result in a claim under this Contract, shall be reported to the Reinsurer, including but not limited to the following:

         1. Brain injury with significant cognitive, behavioral or physical residual damages;

         2.       Quadriplegia or paraplegia including Cauda Equina Syndrome;

         3. Fatalities or significantly diminished life expectancy of wage earners or parents with minor children;

         4. Any claim emanating from a Managed Care Liability, Directors and Officers and/or Employment Practices Liability Insurance Policy;

         5. Any action alleging extra contractual obligations against the Company;

         6. Any declaratory judgment action brought by or against the Company.

         The Company will provide individual claim reports on reported claims to the Reinsurer and will provide updates as needed. The Reinsurer shall have the right to participate, at its own expense, in the defense of any claim or suit or proceeding involving this reinsurance.

B. All claim settlements made by the Company, provided they are within the terms of this Contract, shall be binding upon the Reinsurer, and the Reinsurer agrees to pay all amounts for which it may be liable immediately upon receipt of reasonable evidence of the amount paid by the Company.

C. In the event of loss hereunder, loss adjustment expense incurred by the Company in connection therewith which does not reduce the Company's limit of liability under the policy involved shall be shared by the Company and the Reinsurer in the proportion the net loss, inclusive of loss in excess of policy limits and extra contractual obligations, paid or payable by the Reinsurer bears to the total loss paid or payable by the Company, prior to any reinsurance recoveries, but after deduction of all salvage, subrogation and other recoveries. However, if a verdict or judgment is reduced by any process other than by the trial court, resulting in an ultimate saving to the Reinsurer, or a judgment is reversed outright, the expenses incurred in securing such reduction or reversal shall be shared by the Company and the Reinsurer in the proportion that each benefits from such reduction or reversal, and the expenses incurred up to the time of the original verdict or judgment shall be shared in proportion to each party's interest in such original verdict or judgment. The Reinsurer's liability for such loss adjustment expense shall be in addition to its liability for net loss.





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ARTICLE VIII - SUBROGATION

The Reinsurer shall be credited with recoveries from subrogation (i.e., reimbursement obtained or recovery made by the Company, less the actual cost, excluding salaries of officials and employees of the Company and sums paid to attorneys as retainer, of obtaining such reimbursement or making such recovery) on account of claims and settlements involving reinsurance hereunder. Recoveries therefrom shall always be used to reimburse the excess carriers in the reverse order of their priority according to their participation before being used in any way to reimburse the Company for its primary loss. The Company hereby agrees to enforce its rights to subrogation relating to any loss, a part of which loss was sustained by the Reinsurer, and to prosecute all claims arising out of such rights.


ARTICLE IX - REINSURANCE PREMIUM

A.       COVERAGES A, D AND E

         1. As premium for the reinsurance provided hereunder during each underwriting year, the Company shall pay the Reinsurer 9.75% of its net written premium applicable to all subject business for the underwriting year.

         2. The Company shall pay the Reinsurer an annual deposit premium of $6,000,000 in four equal installments of $1,500,000 on March 31, June 30, September 30 and December 31 of each underwriting year. In the event this Contract is terminated prior to any December 31, no deposit premium installments shall be due after the effective date of termination.

         3. Within 45 days after the end of each underwriting year, the Company shall provide a report to the Reinsurer setting forth the premium due hereunder for the underwriting year, computed in accordance with subparagraph 1 above, and any additional premium due the Reinsurer or return premium due the Company shall be remitted promptly.

         4. "Net written premium" as used herein is defined as gross written premium of the Company for primary policy limits of $2,000,000 or less for the classes of business reinsured hereunder, less cancellations and return premiums, and less premiums ceded by the Company for inuring facultative reinsurance, if any.

B.       COVERAGE B

         1. As premium for the reinsurance provided hereunder during each underwriting year, the Company shall pay the Reinsurer the percentage of its excess limits net written premium set forth in Schedule A, subject to the minimum premiums per $1,000,000 of policy limit, gross of ceding commission, for health care facilities set forth below:

                  a. As respects hospitals with at least 200 occupied beds, $4,000;




(BENFIELD BLANCH LOGO)                                                  Page 11

                  b. As respects hospitals with 100 to 199 occupied beds, $2,500;

                  c. As respects hospitals with less than 100 occupied beds which provide obstetrical services, $3,000;

                  d. As respects hospitals with 50 to 99 occupied beds, $2,500;

                  e. As respects hospitals with less than 50 occupied beds, $2,500;

                  f. As respects non-hospital health care exposures, $2,500;

                  g. As respects nursing homes or long-term care facilities, $2,500;

                  h. As respects non-medical professional liability exposures, $1,500.

         2. The Company shall pay the Reinsurer an annual deposit premium of $2,500,000 for the underwriting year in four equal installments of $625,000 on March 31, June 30, September 30 and December 31 of each underwriting year. In the event this Contract is terminated prior to any December 31, no deposit premium installments shall be due after the effective date of termination.

         3. Within 45 days after the end of each underwriting year, the Company shall report its excess limits net written premium for the underwriting year. Any additional premium due the Reinsurer, at the rate set forth in Schedule A, shall be paid by the Company with its report, and any return premium due the Company shall be remitted promptly.

C.       COVERAGE C

         1. As premium for the reinsurance provided hereunder during each underwriting year, the Company shall pay the Reinsurer 100% of its excess limits net written premium applicable to that portion of the policy limit exceeding the Company's retention under Coverage C of Article V.

         2. Within 45 days after the end of each calendar quarter, the Company shall report its excess limits net written premium for the calendar quarter. The premium due the Reinsurer shall be paid by the Company with its report.


ARTICLE X - COMMISSION - COVERAGES B AND C

A. As respects Coverages B and C of Article V business only, the Reinsurer shall allow the Company a 25.0% commission on all premiums ceded to the Reinsurer hereunder. The Company shall allow the Reinsurer return commission on return premiums at the same rate.





(BENFIELD BLANCH LOGO)                                                  Page 12

B. It is expressly agreed that the ceding commission allowed the Company includes provision for all dividends, commissions, taxes, assessments, and all other expenses of whatever nature, except loss adjustment expense.


ARTICLE XI - PROFIT SHARING - COVERAGES A, D AND E

A. The Reinsurer shall pay the Company profit sharing equal to 35.0% of the net profit, if any, accruing to the Reinsurer during each accounting period. As respects Subscribing Reinsurers who participated on the Company's Healthcare Liability Excess of Loss Reinsurance Contract, effective January 1, 2001 and terminated December 31, 2001, the first accounting period shall include the period January 1, 2001 through December 31, 2001 and shall be from January 1, 2001 through December 31, 2003, and each subsequent 36-month period that this Contract continues in force thereafter shall be a separate accounting period. As respects all other Subscribing Reinsurers hereunder, the first accounting period shall be from January 1, 2002 through December 31, 2003, and each subsequent 36-month period that this Contract continues in force thereafter shall be a separate accounting period. In the event this Contract is terminated, the final accounting period shall be from the beginning of the then current accounting period through the date of termination if this Contract is terminated on a "cutoff" basis, or through the end of the "runoff" period if this Contract is terminated on a "runoff" basis.

B. The Reinsurer's net profit for each accounting period shall be calculated in accordance with the following formula, it being understood that a positive balance equals net profit and a negative balance equals net loss:

         1. Premiums earned for policies allocated to the accounting period; less

         2. Expenses incurred by the Reinsurer at 25.0% of premiums earned for policies allocated to the accounting period; less

         3. Losses incurred for policies allocated to the accounting period; less

         4. The Reinsurer's net loss, if any, from the immediately preceding accounting period. It is understood that the net loss, if any, from an accounting period shall be carried forward to extinction.

C. The Company shall calculate and report the Reinsurer's net profit within 45 days after 24 months following the end of each accounting period, and within 45 days after the end of each 12-month period thereafter until all losses subject hereto have been finally settled. Each such calculation shall be based on cumulative transactions hereunder from the beginning of the accounting period through the effective date of calculation. As respects the initial calculation referred to above, any profit sharing shown to be due the Company shall be paid by the Reinsurer as promptly as possible after receipt and verification of the Company's report. As respects each recalculation, any additional profit sharing shown to be due the Company shall be paid by the Reinsurer as promptly as possible after receipt and






(BENFIELD BLANCH LOGO)                                                  Page 13
         verification of the Company's report. Any return profit sharing shown to be due the Reinsurer shall be paid by the Company with its report.

D. "Losses incurred" as used herein shall mean ceded losses and loss adjustment expense paid as of the effective date of calculation, plus the Company's ceded reserves for losses and loss adjustment expense outstanding as of the same date, it being understood and agreed that all losses and related loss adjustment expense under policies allocated to an accounting period shall be charged to that accounting period, regardless of the date said losses actually occur, unless this Contract is terminated on a "cutoff" basis, in which event the Reinsurer shall have no liability for claims made or occurrences commencing after the effective date of termination.

E. "Premiums earned" as used herein shall mean the ceded written premiums for policies (or endorsements) allocated to the accounting period, less the unearned portion thereof as of the effective date of calculation, it being understood that all premium from policies (or endorsements) allocated to an accounting period shall be credited to that accounting period, unless this Contract is terminated on a "cutoff" basis and the Company reassumes the unearned premium as of the effective date of termination.


ARTICLE XII - OFFSET

The Company and the Reinsurer shall have the right to offset any balance or amounts due from one party to the other under the terms of this Contract or any other contract heretofore or hereafter entered into between the Company, whether acting as assuming reinsurer or ceding company. The party asserting the right of offset may exercise such right any time whether the balances due are on account of premiums or losses or otherwise.


ARTICLE XIII - ACCESS TO RECORDS (BRMA 1D)

The Reinsurer or its designated representatives shall have access at any reasonable time to all records of the Company which pertain in any way to this reinsurance.


ARTICLE XIV - NET RETAINED LINES (BRMA 32B)

A. This Contract applies only to that portion of any policy which the Company retains net for its own account, and in calculating the amount of any loss hereunder and also in computing the amount or amounts in excess of which this Contract attaches, only loss or losses in respect of that portion of any policy which the Company retains net for its own account shall be included.

B. The amount of the Reinsurer's liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Company to collect from any other reinsurer(s), whether specific or general, any amounts which may have become due from such





(BENFIELD BLANCH LOGO)                                                  Page 14
         reinsurer(s), whether such inability arises from the insolvency of such other reinsurer(s) or otherwise.


ARTICLE XV - ERRORS AND OMISSIONS (BRMA 14F)

Inadvertent delays, errors or omissions made in connection with this Contract or any transaction hereunder shall not relieve either party from any liability which would have attached had such delay, error or omission not occurred, provided always that such error or omission is rectified as soon as possible after discovery.


ARTICLE XVI - CURRENCY (BRMA 12A)

A. Whenever the word "Dollars" or the "$" sign appears in this Contract, they shall be construed to mean United States Dollars and all transactions under this Contract shall be in United States Dollars.

B. Amounts paid or received by the Company in any other currency shall be converted to United States Dollars at the rate of exchange at the date such transaction is entered on the books of the Company.


ARTICLE XVII - TAXES (BRMA 50B)

In consideration of the terms under which this Contract is issued, the Company will not claim a deduction in respect of the premium hereon when making tax returns, other than income or profits tax returns, to any state or territory of the United States of America or the District of Columbia.


ARTICLE XVIII - FEDERAL EXCISE TAX (BRMA 17A)

(Applicable to those reinsurers, excepting Underwriters at Lloyd's London and other reinsurers exempt from Federal Excise Tax, who are domiciled outside the United States of America.)

A. The Reinsurer has agreed to allow for the purpose of paying the Federal Excise Tax the applicable percentage of the premium payable hereon as imposed under Section 4371 of the Internal Revenue Code to the extent such premium is subject to the Federal Excise Tax.

B. In the event of any return of premium becoming due hereunder the Reinsurer will deduct the applicable percentage from the return premium payable hereon and the Company or its agent should take steps to recover the tax from the United States Government.





(BENFIELD BLANCH LOGO)                                                  Page 15

ARTICLE XIX - UNAUTHORIZED REINSURERS

A. If the Reinsurer is unauthorized in any state of the United States of America or the District of Columbia, the Reinsurer agrees to fund its share of the Company's ceded United States unearned premium and outstanding loss and loss adjustment expense reserves (including incurred but not reported loss reserves) by:

         1. Clean, irrevocable and unconditional letters of credit issued and confirmed, if confirmation is required by the insurance regulatory authorities involved, by a bank or banks meeting the NAIC Securities Valuation Office credit standards for issuers of letters of credit and acceptable to said insurance regulatory authorities; and/or

         2.       Escrow accounts for the benefit of the Company; and/or

         3.       Cash advances;

         if, without such funding, a penalty would accrue to the Company on any financial statement it is required to file with the insurance regulatory authorities involved. The Reinsurer, at its sole option, may fund in other than cash if its method and form of funding are acceptable to the insurance regulatory authorities involved.

B. With regard to funding in whole or in part by letters of credit, it is agreed that each letter of credit will be in a form acceptable to insurance regulatory authorities involved, will be issued for a term of at least one year and will include an "evergreen clause," which automatically extends the term for at least one additional year at each expiration date unless written notice of non-renewal is given to the Company not less than 30 days prior to said expiration date. The Company and the Reinsurer further agree, notwithstanding anything to the contrary in this Contract, that said letters of credit may be drawn upon by the Company or its successors in interest at any time, without diminution because of the insolvency of the Company or the Reinsurer, but only for one or more of the following purposes:

         1. To reimburse itself for the Reinsurer's share of unearned premiums returned to insureds on account of policy cancellations, unless paid in cash by the Reinsurer;

         2. To reimburse itself for the Reinsurer's share of losses and/or loss adjustment expense paid under the terms of policies reinsured hereunder, unless paid in cash by the Reinsurer;

         3. To reimburse itself for the Reinsurer's share of any other amounts claimed to be due hereunder, unless paid in cash by the Reinsurer;

         4. To fund a cash account in an amount equal to the Reinsurer's share of any ceded unearned premium and/or outstanding loss and loss adjustment expense reserves (including incurred but not reported loss reserves) funded by means of a letter of credit which is under non-renewal notice, if said letter of credit has not been renewed or replaced by the Reinsurer 10 days prior to its expiration date;




(BENFIELD BLANCH LOGO)                                                  Page 16

         5. To refund to the Reinsurer any sum in excess of the actual amount required to fund the Reinsurer's share of the Company's ceded unearned premium and/or outstanding loss and loss adjustment expense reserves (including incurred but not reported loss reserves), if so requested by the Reinsurer.

         In the event the amount drawn by the Company on any letter of credit is in excess of the actual amount required for B(1), B(2) or B(4), or in the case of B(3), the actual amount determined to be due, the Company shall promptly return to the Reinsurer the excess amount so drawn.


ARTICLE XX - INSOLVENCY

A. In the event of the insolvency of the Company, this reinsurance shall be payable directly to the Company or to its liquidator, receiver, conservator or statutory successor on the basis of the liability of the Company without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the Company indicating the policy or bond reinsured which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the Company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the Court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

B. Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Contract as though such expense had been incurred by the Company.

C. It is further understood and agreed that, in the event of the insolvency of the Company, the reinsurance under this Contract shall be payable directly by the Reinsurer to the Company or to its liquidator, receiver or statutory successor, except as provided by Section 4118(a) of the New York Insurance Law or except (1) where this Contract specifically provides another payee of such reinsurance in the event of the insolvency of the Company or (2) where the Reinsurer with the consent of the direct insured or insureds has assumed such policy obligations of the Company as direct obligations of the Reinsurer to the payees under such policies and in substitution for the obligations of the Company to such payees.




(BENFIELD BLANCH LOGO)                                                  Page 17

ARTICLE XXI - ARBITRATION (BRMA 6M)

A. As a condition precedent to any right of action hereunder, any dispute arising out of the interpretation, performance or breach of this Contract, including the formation or validity thereof, shall be submitted for decision to a panel of three arbitrators. Notice requesting arbitration will be in writing and sent certified or registered mail, return receipt requested.

B. One arbitrator shall be chosen by each party and the two arbitrators shall, before instituting the hearing, choose an impartial third arbitrator who shall preside at the hearing. If either party fails to appoint its arbitrator within 30 days after being requested to do so by the other party, the latter, after 30 days notice by certified or registered mail of its intention to do so, may appoint the second arbitrator.

C. If the two arbitrators are unable to agree upon the third arbitrator within 30 days of their appointment, the third arbitrator shall be selected from a list of six individuals (three named by each arbitrator) by a judge of the federal district court having jurisdiction over the geographical area in which the arbitration is to take place, or if the federal court declines to act, the state court having general jurisdiction in such area.

D. All arbitrators shall be disinterested active or former executive officers of insurance or reinsurance companies or Underwriters at Lloyd's, London.

E. Within 30 days after notice of appointment of all arbitrators, the panel shall meet and determine timely periods for briefs, discovery procedures and schedules for hearings.

F. The panel shall be relieved of all judicial formality and shall not be bound by the strict rules of procedure and evidence. Unless the panel agrees otherwise, arbitration shall take place in Minneapolis, Minnesota, but the venue may be changed when deemed by the panel to be in the best interest of the arbitration proceeding. Insofar as the arbitration panel looks to substantive law, it shall consider the law of the State of Minnesota. The decision of any two arbitrators when rendered in writing shall be final and binding. The panel is empowered to grant interim relief as it may deem appropriate.

G. The panel shall make its decision considering the custom and practice of the applicable insurance and reinsurance business as promptly as possible following the termination of the hearings. Judgment upon the award may be entered in any court having jurisdiction thereof.

H. Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the cost of the third arbitrator. The remaining costs of the arbitration shall be allocated by the panel. The panel may, at its discretion, award such further costs and expenses as it considers appropriate, including but not limited to attorneys fees, to the extent permitted by law.






(BENFIELD BLANCH LOGO)                                                  Page 18

ARTICLE XXII - SERVICE OF SUIT (BRMA 49C)

(Applicable if the Reinsurer is not domiciled in the United States of America, and/or is not authorized in any State, Territory or District of the United States where authorization is required by insurance regulatory authorities)

A. It is agreed that in the event the Reinsurer fails to pay any amount claimed to be due hereunder, the Reinsurer, at the request of the Company, will submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer's rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States.

B. Further, pursuant to any statute of any state, territory or district of the United States which makes provision therefor, the Reinsurer hereby designates the party named in its Interests and Liabilities Agreement, or if no party is named therein, the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Contract.


ARTICLE XXIII - INTERMEDIARY (BRMA 23A)

Benfield Blanch Inc. is hereby recognized as the Intermediary negotiating this Contract for all business hereunder. All communications (including but not limited to notices, statements, premium, return premium, commissions, taxes, losses, loss adjustment expense, salvages and loss settlements) relating thereto shall be transmitted to the Company or the Reinsurer through Benfield Blanch Inc., 3600 West 80th Street, Minneapolis, Minnesota 55431. Payments by the Company to the Intermediary shall be deemed to constitute payment to the Reinsurer. Payments by the Reinsurer to the Intermediary shall be deemed to constitute payment to the Company only to the extent that such payments are actually received by the Company.


IN WITNESS WHEREOF, the Company by its duly authorized representative has executed this Contract as of the date undermentioned at:

Minneapolis, Minnesota, this ____ day of _________________ in the year _______.

                             --------------------------------------------------
                             Midwest Medical Insurance Company





(BENFIELD BLANCH LOGO)                                                  Page 19

                                   SCHEDULE A


                       HEALTHCARE LIABILITY EXCESS OF LOSS
                              REINSURANCE CONTRACT
                           EFFECTIVE: JANUARY 1, 2002

                                    issued to

                        Midwest Medical Insurance Company
                             Minneapolis, Minnesota


                                                             PERCENTAGE OF PRECEDING LAYER'S PREMIUM

                                                        PHYSICIANS AND                      HEALTH CARE
              COVERAGE BY LAYER                            SURGEONS*                        FACILITIES**

       $1,000,000 excess of $2,000,000                       50.0%                             60.0%
       $1,000,000 excess of $3,000,000                       55.0%                             65.0%
       $1,000,000 excess of $4,000,000                       60.0%                             70.0%
       $1,000,000 excess of $5,000,000                       65.0%                             75.0%
       $1,000,000 excess of $6,000,000                       70.0%                             80.0%
       $1,000,000 excess of $7,000,000                       70.0%                             85.0%
       $1,000,000 excess of $8,000,000                       70.0%                             85.0%
       $1,000,000 excess of $9,000,000                       70.0%                             85.0%
       $1,000,000 excess of $10,000,000                      70.0%                             85.0%
       $1,000,000 excess of $11,000,000                      70.0%                             85.0%

         The base $1,000,000 excess $1,000,000 increased limits factor equals
         1.18 (18% of the first $1,000,000 premium prior to any deductible credits).

Notes:

*        Includes dentists and ancillary health care professionals.

** Effective April 1, 2002 as respects Health Care facility business issued or renewed on or after that date. Physicians and Surgeon factors shall be utilized for policies issued or renewed during the period January 1, 2002 through March 31, 2002.


(BENFIELD BLANCH LOGO)

U.S.A.

                 NUCLEAR INCIDENT EXCLUSION CLAUSE - LIABILITY -
             REINSURANCE (Approved by Lloyd's Underwriters' Fire and
                             Non-Marine Association)

         (1) This reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

         (2) Without in any way restricting the operation of paragraph (1) of this Clause it is understood and agreed that for all purposes of this reinsurance all the original policies of the Reassured (new, renewal and replacement) of the classes specified in Clause II of this paragraph (2) from the time specified in Clause III in this paragraph (2) shall be deemed to include the following provision (specified as the Limited Exclusion Provision):

      LIMITED EXCLUSION PROVISION.*

         I. It is agreed that the policy does not apply under any liability coverage,
                  (injury, sickness, disease, death or destruction to
                  (bodily injury or property damage
                  with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability.

         II. Family Automobile Policies (liability only), Special Automobile Policies (private passenger automobiles, liability only), Farmers Comprehensive Personal Liability Policies (liability only), Comprehensive Personal Liability Policies (liability only) or policies of a similar nature; and the liability portion of combination forms related to the four classes of policies stated above, such as the Comprehensive Dwelling Policy and the applicable types of Homeowners Policies.

         III. The inception dates and thereafter of all original policies as described in II above, whether new, renewal or replacement, being policies which either

                  (a) become effective on or after 1st May, 1960, or

                  (b) become effective before that date and contain the Limited Exclusion Provision set out above;

                  provided this paragraph (2) shall not be applicable to Family Automobile Policies, Special Automobile Policies, or policies or combination policies of a similar nature, issued by the Reassured on New York risks, until 90 days following approval of the Limited Exclusion Provision by the Governmental Authority having jurisdiction thereof.

         (3) Except for those classes of policies specified in Clause II of paragraph (2) and without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that for all purposes of this reinsurance the original liability policies of the Reassured (new, renewal and replacement) affording the following coverages:

                  Owners, Landlords and Tenants Liability, Contractual Liability, Elevator Liability, Owners or Contractors (including railroad) Protective Liability, Manufacturers and Contractors Liability, Product Liability, Professional and Malpractice Liability, Storekeepers Liability, Garage Liability, Automobile Liability (including Massachusetts Motor Vehicle or Garage Liability)

shall be deemed to include, with respect to such coverages, from the time specified in Clause V of this paragraph (3), the following provision (specified as the Broad Exclusion Provision):

      BROAD EXCLUSION PROVISION.*

It is agreed that the policy does not apply:

         I. Under any Liability Coverage to (injury, sickness, disease, death or destruction (bodily injury or property damage

                  (a) with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability; or

                  (b) resulting from the hazardous properties of nuclear material and with respect to which (1) any person or organization is required to maintain financial protection pursuant to the Atomic Energy Act of 1954, or any law amendatory thereof, or (2) the insured is, or had this policy not been issued would be, entitled to indemnity from the United States of America, or any agency thereof, under any agreement entered into by the United States of America, or any agency thereof, with any person or organization.

         II. Under any Medical Payments Coverage, or under any Supplementary Payments Provision relating to
                  (immediate medical or surgical relief
                  (first aid,
                  to expenses incurred with respect to
                  (bodily injury, sickness, disease or death resulting from the hazardous properties of (bodily injury nuclear material and arising out of the operation of a nuclear facility by any person or organization.

         III. Under any Liability Coverage to (injury, sickness, disease, death or destruction (bodily injury or property damage resulting from the hazardous properties of nuclear material, if

                  (a) the nuclear material (1) is at any nuclear facility owned by, or operated by or on behalf of, an insured or (2) has been discharged or dispersed therefrom;

                  (b) the nuclear material is contained in spent fuel or waste at any time possessed, handled, used, processed, stored, transported or disposed of by or on behalf of an insured; or

                  (c)      the
                           (injury, sickness, disease, death or destruction (bodily injury or property damage arises out of the furnishing by an insured of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility, but if such facility is located within the United States of America, its territories,or possessions or Canada, this exclusion (c) applies only to
                           (injury to or destruction of property at such nuclear facility
                           (property damage to such nuclear facility and any property thereat.

         IV.      As used in this endorsement:

                "hazardous properties" include radioactive, toxic or explosive properties; "nuclear material" means source material, special nuclear material or byproduct material; "source material", "special nuclear material", and "byproduct material" have the meanings given them in the Atomic Energy Act of 1954 or in any law amendatory thereof; "spent fuel" means any fuel element or fuel component, solid or liquid, which has been used or exposed to radiation in a nuclear reactor; "waste" means any waste material (1) containing byproduct material and (2) resulting from the operation by any person or organization of any nuclear facility included within the definition of nuclear facility under paragraph (a) or (b) thereof; "nuclear facility" means

                  (a)      any nuclear reactor,

                  (b) any equipment or device designed or used for (1) separating the isotopes of uranium or plutonium, (2) processing or utilizing spent fuel, or (3) handling processing or packaging waste,

                  (c) any equipment or device used for the processing, fabricating or alloying of special nuclear material if at any time the total amount of such material in the custody of the insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235,

                  (d) any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste,

                  and includes the site on which any of the foregoing is located, all operations conducted on such site and all premises used for such operations; "nuclear reactor" means any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of fissionable material; ( With respect to injury to or destruction of property, the word "injury" or "destruction" ( "property damage" includes all forms of radioactive contamination of property. ( includes all forms of radioactive contamination of property.

         V. The inception dates and thereafter of all original policies affording coverages specified in this paragraph (3), whether new, renewal or replacement, being policies which become effective on or after 1st May, 1960, provided this paragraph
                  (3) shall not be applicable to

                           (i) Garage and Automobile Policies issued by the Reassured on New York risks, or

                           (ii) statutory liability insurance required under Chapter 90, General Laws of Massachusetts, until 90 days following approval of the Broad Exclusion Provision by the Governmental Authority having jurisdiction thereof.

         (4) Without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that paragraphs (2) and (3) above are not applicable to original liability policies of the Reassured in Canada and that with respect to such policies this Clause shall be deemed to include the Nuclear Energy Liability Exclusion Provisions adopted by the Canadian Underwriters' Association of the Independent Insurance Conference of Canada.

--------------------------------------------------------------------------------

*NOTE. The words printed in italics in the Limited Exclusion Provision and in the Broad Exclusion Provision shall apply only in relation to original liability policies which include a Limited Exclusion Provision or a Broad Exclusion Provision containing those words.

21/9/67
N.M.A. 1590

           NUCLEAR INCIDENT EXCLUSION CLAUSE - LIABILITY - REINSURANCE
                                     CANADA



1. This Agreement does not cover any loss or liability accruing to the Reinsured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber, or association.


2. Without in any way restricting the operation of paragraph 1 of this clause it is agreed that for all purposes of this Agreement all the original liability contracts of the Reinsured, whether new, renewal or replacement, of the following classes, namely,

               Personal Liability,
               Farmers Liability,
               Storekeepers Liability,

which become effective on or after 31st December 1984, shall be deemed to include, from their inception dates and thereafter, the following provision: --

       LIMITED EXCLUSION PROVISION

       This Policy does not apply to bodily injury or property damage with respect to which the Insured is also insured under a contract of nuclear energy liability insurance (whether the Insured is named in such contract or not and whether or not it is legally enforceable by the Insured) issued by the Nuclear Insurance Association of Canada or any other group or pool of insurers or would be an Insured under any such policy but for its termination upon exhaustion of its limit of liability.

       With respect to property, loss of use of such property shall be deemed to be property damage.

3. Without in any way restricting the operation of paragraph 1 of this clause it is agreed that for all purposes of this Agreement all the original liability contracts of the Reinsured, whether new, renewal or replacement, of any class whatsoever (other than Personal Liability, Farmers Liability, Storekeepers Liability or Automobile Liability contracts), which become effective on or after 31st December 1984, shall be deemed to include, from their inception dates and thereafter, the following provision: --

         BROAD EXCLUSION PROVISION

         It is agreed that this Policy does not apply:

         (a) to liability imposed by or arising under the Nuclear Liability Act; or

         (b) to bodily injury or property damage with respect to which an Insured under this Policy is also insured under a contract of nuclear energy liability insurance (whether the Insured is named in such contract or not and whether or not it is legally enforceable by the Insured) issued by the Nuclear Insurance Association of Canada or any other insurer or group or pool of insurers or would be an Insured under any such policy but for its termination upon exhaustion of its limit of liability; or

         (c) to bodily injury or property damage resulting directly or indirectly from the nuclear energy hazard arising from:

                  (1) the ownership, maintenance, operation or use of a nuclear facility by or on behalf of an Insured;

                  (2) the furnishing by an Insured of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility; and

                  (3) The possession, consumption, use, handling, disposal or transportation of fissionable substances or of other radioactive material (except radioactive isotopes, away from a nuclear facility, which have reached the final stage of fabrication so as to be useable for any scientific, medical, agricultural, commercial or industrial purpose) used, distributed, handled or sold by an Insured.

As used in this Policy:

                  (I) The term "nuclear energy hazard" means the radioactive, toxic, explosive or other hazardous properties of radioactive material;

                  (II) The term "radioactive material" means uranium, thorium, plutonium, neptunium, their respective derivatives and compounds, radioactive isotopes of other elements and any other substances that the Atomic Energy Control Board may, by regulation, designate as being prescribed substances capable of releasing atomic energy, or as being requisite for the production, use or application of atomic energy;

                  (III)    The term "nuclear facility" means:

                           (a) any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of plutonium, thorium and uranium or any one or more of them;

                           (b)      any equipment or device designed or used for
                                    (i) separating the isotopes of plutonium, thorium and uranium or any one or more of them, (ii) processing or utilizing spent fuel, or (iii) handling, processing or packaging waste;

                           (c) any equipment or device used for the processing, fabricating or alloying of plutonium, thorium or uranium enriched in the isotope uranium 233 or in the isotope uranium 235, or any one or more of them if at any time the total amount of such material in the custody of the Insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235;

                           (d) any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste radioactive material;

                           and includes the site on which any of the foregoing is located, together with all operations conducted thereon and all premises used for such operations.

                  (IV) The term "fissionable substance" means any prescribed substance that is, or from which can be obtained, a substance capable of releasing atomic energy by nuclear fission.

                  (V) With respect to property, loss of use of such property shall be deemed to be property damage.










N.M.A. 1979

           NUCLEAR ENERGY RISKS EXCLUSION CLAUSE (REINSURANCE) (1994)

                      (WORLDWIDE EXCLUDING U.S.A. & CANADA)

This agreement shall exclude Nuclear Energy Risks whether such risks are written directly and/or by way of reinsurance and/or via Pools and/or Associations.

For all purposes of this agreement Nuclear Energy Risks shall mean all first party and/or third party insurances or reinsurances (other than Workers' Compensation and Employers' Liability) in respect of:-

      (I)   All PROPERTY on the site of a nuclear power station.

            NUCLEAR REACTORS, reactor buildings and plant and equipment therein on any site other than a nuclear power station.

      (II) All PROPERTY, on any site (including but not limited to the sites referred to in (I) above) used or having been used for:-

            (a)   The generation of nuclear energy; or

            (b)   The PRODUCTION, USE OR STORAGE OF NUCLEAR MATERIAL.

      (III) Any other PROPERTY eligible for insurance by the relevant local Nuclear Insurance Pool and/or Association but only to the extent of the requirements of that local Pool and/or Association.

      (IV)  The supply of goods and services to any of the sites, described in
            (I) to (III) above, unless such insurances or reinsurances shall exclude the perils of irradiation and contamination by NUCLEAR MATERIAL.

Except as undernoted, Nuclear Energy Risks shall not include:-

      (i) Any insurance or reinsurance in respect of the construction or erection or installation or replacement or repair or maintenance or decommissioning of PROPERTY as described in (I) to (III) above (including contractors' plant and equipment);

      (ii) Any Machinery Breakdown or other Engineering insurance or reinsurance not coming within the scope of (i) above;

Provided always that such insurance or reinsurance shall exclude the perils of irradiation and contamination by NUCLEAR MATERIAL.

However, the above exemption shall not extend to:-

      (1) The provision of any insurance or reinsurance whatsoever in respect of:-

            (a)   NUCLEAR MATERIAL;

            (b) Any PROPERTY in the HIGH RADIOACTIVITY ZONE OR AREA of any NUCLEAR INSTALLATION as from the introduction of NUCLEAR MATERIAL or - for reactor installations - as from fuel loading or first criticality where so agreed with the relevant local Nuclear Insurance Pool and/or Association.

      (2) The provision of any insurance or reinsurance for the undernoted perils:-

            -     Fire, lightning, explosion;

            -     Earthquake;

            - Aircraft and other aerial devices or articles dropped therefrom;

            -     Irradiation and radioactive contamination;

            - Any other peril insured by the relevant local Nuclear Insurance Pool and/or Association;

            in respect of any other PROPERTY not specified in (1) above which directly involves the PRODUCTION, USE OR STORAGE OF NUCLEAR MATERIAL as from the introduction of NUCLEAR MATERIAL into such PROPERTY.

DEFINITIONS:

      "NUCLEAR MATERIAL" means:-

            (i) Nuclear fuel, other than natural uranium and depleted uranium, capable of producing energy by a self-sustaining chain process of nuclear fission outside a NUCLEAR REACTOR, either alone or in combination with some other material; and

            (ii)  RADIOACTIVE PRODUCTS OR WASTE.

      "RADIOACTIVE PRODUCTS OR WASTE" means any radioactive material produced in, or any material made radioactive by exposure to the radiation incidental to the production or utilization of nuclear fuel, but does not include radioisotopes which have reached the final stage of fabrication so as to be usable for any scientific, medical, agricultural, commercial or industrial purpose.

      "NUCLEAR INSTALLATION" means:-

            (i)   Any NUCLEAR REACTOR;

            (ii) Any factory using nuclear fuel for the production of NUCLEAR MATERIAL, or any factory for the processing of NUCLEAR MATERIAL, including any factory for the reprocessing of irradiated nuclear fuel; and

            (iii) Any facility where NUCLEAR MATERIAL is stored, other than storage incidental to the carriage of such material.

      "NUCLEAR REACTOR" means any structure containing nuclear fuel in such an arrangement that a self-sustaining chain process of nuclear fission can occur therein without an additional source of neutrons.

      "PRODUCTION, USE OR STORAGE OF NUCLEAR MATERIAL" means the production, manufacture, enrichment, conditioning, processing, reprocessing, use, storage, handling and disposal of NUCLEAR MATERIAL.

      "PROPERTY" shall mean all land, buildings, structures, plant, equipment, vehicles, contents (including but not limited to liquids and gases) and all materials of whatever description whether fixed or not.

      "HIGH RADIOACTIVITY ZONE OR AREA" means:-

            (i) For nuclear power stations and NUCLEAR REACTORS, the vessel or structure which immediately contains the core (including its supports and shrouding) and all the contents thereof, the fuel elements, the control rods and the irradiated fuel store; and

            (ii) For non-reactor NUCLEAR INSTALLATIONS, any area where the level of radioactivity requires the provision of a biological shield.






N.M.A. 1975(a)


                                                                     Page 2 of 2